UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 23, 2022

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into a Material Definitive Agreement.

On March 23, 2022, a series of assignments were made to CBL & Associates Management, Inc., the wholly owned management company (the “Management Company”) of CBL & Associates Properties, Inc. (herein the “Company” or “CBL”), of partnership interests in three partnerships that lease spaces operated as food service establishments in five of the Company’s malls, which partnership interests previously were held by certain of the Company’s executive officers, or their affiliated entities, as follows:

Executive Officer’s Name and Title	Number of Partnership Interests Assigned to Management Company
Stephen D. Lebovitz, Chief Executive Officer	1
Charles B. Lebovitz, Chairman Emeritus*	3
Michael I. Lebovitz, President	1

*These assignments were in Mr. Lebovitz’ capacity as President of two private entities controlled by members of the Lebovitz family, CBL & Associates, Inc. (assignee of a 1% managing partner interest in two partnerships) and The Avenues Corporation (assignee of a 1% managing partner interest in one partnership).

These assignments, which were approved by the Company’s Compliance Officer pursuant to the Company’s Fourth Amended and Restated Code of Business Conduct and Ethics, are to be effective retroactively as of January 1, 2022 and were made for no consideration, in order to eliminate ongoing related party transaction considerations related to the operation of the establishments involved in the leases held by these partnerships. In the case of the two private entity assignments of partnership interests to the Management Company, they also included an agreement to indemnify the Management Company for any liability or claim resulting from any event, cause of action or other circumstance related to the partnership interest being assigned that arose or occurred prior to the effective date of these assignments.

In order to reimburse two of the executive officers involved for the transfer to the Management Company of income received through their interest in these partnerships the Compensation Committee of the Board of Directors simultaneously approved the adjustments to such executives’ annual base salaries described in Item 5.02 of this report.

The foregoing description of the terms of these assignments is qualified in its entirety by reference to the full text of the forms of the related 2022 Individual and Entity Assignments of Partnership Interests to CBL & Associates Management, Inc., copies of which are collectively filed as an exhibit to this report.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On March 23, 2022, the Compensation Committee of the Company’s Board of Directors took the following actions:

Named Executive Officer Base Salary Adjustments:

On March 23, 2022, the Compensation Committee approved the following adjustments to the 2022 base salaries (as previously approved by the Compensation Committee pursuant to its annual review of such salaries in November 2021) of the following officers who currently qualify as “named executive officers” of CBL pursuant to Item 402(a)(3) of Securities and Exchange Commission (“SEC”) Regulation S-K, which such adjustments to be effective as of such date of approval by the Compensation Committee:

Named Executive Officer	Original 2022 Base Salary Amount	Adjusted 2022 Base Salary Amount
Stephen D. Lebovitz, Chief Executive Officer	$698,803	$719,442
Michael I. Lebovitz, President	$423,441	$428,691

As described in Item 1.01 of this report, these adjustments were made in order to reimburse such officers for income transferred to the Management Company as a result of the assignment of partnership interests they previously held in entities that operated food service establishments in certain of the Company’s malls as described in Item 1.01 above.

Approval of 2022 Annual Incentive Compensation Plan

Also effective March 23, 2022, the Compensation Committee approved the 2022 Annual Incentive Compensation Plan (the “2022 AIP”) that will be applicable to determine annual bonus compensation for performance during the Company’s fiscal year 2022 for four of the five individuals who currently qualify as “named executive officers” of the Company pursuant to Item 402(a)(3) of Securities and Exchange Commission (“SEC”) Regulation S-K and for one additional executive officer designated by the Compensation Committee as a participant in the 2022 AIP (such individuals, collectively, the “Designated Executive Officers”), all as described below.

The 2022 AIP, similar to the Annual Incentive Plans adopted for prior years beginning with fiscal year 2015, is designed to reward the Designated Executive Officers for the achievement of three annual Corporate Goals and Individual Performance Goals, as assessed by the Compensation Committee. For the Chief Executive Officer, 70% of the total AIP opportunity will be based on the Corporate Goals, which are generally quantitative, and the remaining 30% will be based on qualitative Individual Performance Goals. For the other Designated Executive Officers, 60% of the total award will be based on Corporate Goals and the remaining 40% will be based on Individual Performance Goals.

The Corporate Goals portion of the 2022 AIP awards will be allocated between three performance measures, each with an equal 1/3 weighting:

(1) Operational Goals, including goals related to (i) square footage of new and renewal leases signed, (ii) achievement of new development and redevelopment project openings, (iii) achievement of targets related to solutions for anchors and junior anchors at the Company’s properties, (iv) the successful rollout of a new budgeting system and Financial Planning and Analysis software platform to improve budgeting reporting and analysis and (v) successful completion of an Environmental Social Governance (ESG) Materiality Assessment and development of a three-year roadmap;

(2) Financial Goals, including goals related to (i) Funds From Operations (“FFO”), as adjusted, as reported in the Company’s periodic reports (Forms 10‑K and 10‑Q) filed with the SEC (the “Periodic Reports”), (ii) Net Operating Income (“NOI”), as reported in the Periodic Reports, (iii) general and administrative expenses as a percentage of revenue, as reported in the Periodic Reports, relative to a designated peer group, (iv) control of maintenance capital expenditures, as reported in the Periodic Reports, and (v) the Company’s Net Accounts Receivable balance; and

(3) Balance Sheet Goals, including goals related to (i) addressing property level mortgage maturities, (ii) achievement of targeted levels of gross asset sales and (iii) achievement of targeted levels of net debt-to-EBITDA. The remaining portion of the AIP will be based on specific Individual Goals under the qualitative portion.

The target cash bonus award levels were set by the Compensation Committee under the 2022 AIP for each of the Company’s Designated Executive Officers as specified below at amounts representing a 5% increase from the target bonus levels set under the Company’s 2021 Annual Incentive Plan, the Company’s first increase in AIP target bonus levels since 2017:

Designated Executive Officer	Total 2022 Target Cash Bonus Award	Quantitative/ Corporate Goals Allocation	Qualitative/ Individual Goals Allocation
Stephen D. Lebovitz, Chief Executive Officer	$1,000,650	70%	30%
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	$328,650	60%	40%
Michael I. Lebovitz, President	$328,650	60%	40%
Katie A. Reinsmidt, Executive Vice President – Chief Investment Officer	$315,000	60%	40%
Jeffery V. Curry, Chief Legal Officer and Secretary	$211,050	60%	40%

Achievement of target performance for a performance measure will result in 100% payout of the portion of the award based on that performance measure. Performance that meets threshold requirements will result in 50% (of target) payout of the portion of the award based on that performance measure and achievement of the stretch performance for a performance measure will result in 150% (of target) payout. Performance achieved between threshold and stretch level for either metric will result in a prorated bonus payout. There will be no payout for the portion of any award that is based on a performance measure for which less than the threshold level of performance is achieved. The Compensation Committee has the ability to adjust each metric, if appropriate, to account for significant unbudgeted transactions or events, such as acquisitions, dispositions, joint ventures, equity or debt issuances and other capital markets activities, mark-to-market adjustments and certain one-time extraordinary charges for purposes of determining the portion of any Corporate Goals AIP Bonus Award payment based on these metrics.

The Individual Performance Goals established by the Compensation Committee for each Designated Executive Officer under the qualitative portion of the 2022 AIP are outlined below:

Designated Executive Officer	2022 Individual Performance Goals
Stephen D. Lebovitz

(1)Refining, enhancing and executing the Company’s strategic and business plans

(2)Progressing enhanced senior staffing and capabilities in financial services

(3)Coordinating closely with the Board Chairman and Lead Director and regularly communicating with other members of the Board

(4)Maintaining and enhancing key retailer, financial and other important relationships

Farzana Khaleel

(1)Successfully executing the Company’s Capital Plan including managing future debt maturities

(2)Progressing enhanced senior staffing and capabilities in financial services

(3)Effectively managing the accounting function including relationship with outside auditors

(4)Maintaining and improving key financial stakeholder and joint venture partner relationships

(5)Effectively overseeing cash management, insurance, real estate taxes and other key responsibilities of the CFO

Michael I. Lebovitz

(1)Supervising redevelopment projects with a focus on managing capital investment as well as achieving approved pro forma returns and scheduled openings

(2)Managing and enhancing anchor/department store and joint venture partner relationships

(3)Effectively overseeing of the Company’s IT and HR divisions including the implementation of technology and organizational initiatives

(4)Ongoing involvement with the leasing, marketing and management divisions of the Company

Designated Executive Officer	2022 Individual Performance Goals
Katie A. Reinsmidt

(1)Successfully executing the Company’s capital markets and disposition programs as well as coordinating and participating in development of certain required disclosures and public filings

(2)Progressing enhanced senior staffing and capabilities in financial services

(3)Effectively managing and overseeing corporate communications and investor relations programs as well as the Company’s ESG program

(4)Continuing involvement in Board material preparation and Board support

(5)Involvement in financing transactions

Jeffery V. Curry

(1)Overseeing and pursuing favorable resolution of litigation

(2)Effectively managing and overseeing the legal department and managing spend on outside counsel

(3)Continued involvement in Board material preparation and Board support as necessary

(4)Coordinating and supporting other members of the senior executive team

The additional terms of the 2022 AIP are substantially similar to those of the 2021 Annual Incentive Plan for the Company’s named executive officers, as described in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders previously filed with the SEC. The 2022 AIP is an unfunded arrangement and any compensation payable thereunder may be evaluated, modified or revoked at any time in the sole discretion of the Compensation Committee, which is responsible for administering the plan.

The foregoing summary description of the 2022 AIP is not complete, and is qualified in its entirety by reference to the full text of the 2022 AIP, which is filed as an exhibit to this report

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Forms of 2022 Individual and Entity Assignments of Partnership Interests to CBL & Associates Management, Inc. Filed herewith.
10.2	CBL & Associates Properties, Inc. Named Executive Officer Annual Incentive Compensation Plan (AIP) (Fiscal Year 2022). Filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

Date: March 29, 2022	/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer